UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2016

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Commercial Metals Company (the “Company”) has entered into Amendment No. 5, dated as of July 29, 2016 (the “Amendment”), to the Receivables Purchase Agreement, dated as of April 5, 2011 (and as amended, restated, or modified from time to time prior to the date of the Amendment, the “Agreement”), by and among the Company, CMC Receivables, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, certain purchasers party thereto and Wells Fargo Bank, N.A., as administrative agent for the purchasers. The Amendment extends the termination date of the Agreement from August 15, 2017 to August 15, 2019.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 5, dated as of July 29, 2016, to the Receivables Purchase Agreement, dated as of April 5, 2011, by and among Commercial Metals Company, CMC Receivables, Inc., the purchasers named therein and Wells Fargo Bank, N.A., as administrative agent for the purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: August 2, 2016

	By:	/s/ Paul K. Kirkpatrick
	Name:	Paul K. Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment No. 5, dated as of July 29, 2016, to the Receivables Purchase Agreement, dated as of April 5, 2011, by and among Commercial Metals Company, CMC Receivables, Inc., the purchasers named therein and Wells Fargo Bank, N.A., as administrative agent for the purchasers